Exhibit 8

SECOND LIEN INCREMENTAL INDEBTEDNESS AGREEMENT

THIS SECOND LIEN INCREMENTAL INDEBTEDNESS AGREEMENT is dated as of July 2, 2009 (this “Agreement”) and entered into by and among the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) set forth on Supplemental Schedule 1.2A attached hereto (“Supplemental Schedule 1.2A”), NEXTWAVE WIRELESS LLC, a Delaware limited liability company (“Company”), NEXTWAVE WIRELESS INC., a Delaware corporation (“Parent”), and each Guarantor listed on the signature pages hereto, and acknowledged by THE BANK OF NEW YORK MELLON, as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Purchase Agreement”; capitalized terms used, but not defined herein, shall have the respective meanings ascribed thereto in the Second Lien Purchase Agreement), by and among Company, Parent, the guarantors party thereto from time to time, the purchasers listed therein and The Bank of New York Mellon, as Collateral Agent;

WHEREAS, Section 1.1 of the Second Lien Purchase Agreement permits Company, so long as no Secured Working Capital Line exists, to issue from time to time up to $25,000,000 aggregate Stated Value of Notes at the agreed purchase price set forth in connection with such issuance on a supplemental Schedule 1.2A to the Second Lien Purchase Agreement, with such original issue discount as is described therein (“Incremental Indebtedness”);

WHEREAS, Company desires to exercise its right under Section 1.1 of the Second Lien Purchase Agreement to issue $15,000,000 aggregate Stated Value of Senior-Subordinated Secured Second Lien Notes each substantially in the form attached to the Second Lien Purchase Agreement as Exhibit A (each, an “Incremental Indebtedness Note” and collectively, the “Incremental Indebtedness Notes”) evidencing such Incremental Indebtedness to the Purchasers;

WHEREAS, each Purchaser has agreed to purchase the Incremental Indebtedness Notes on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to Section 1.1 of the Second Lien Purchase Agreement, each Holder and each Note Party have previously consented to any modifications to the Second Lien Purchase Agreement necessary to reflect the issuance of Incremental Indebtedness and shall be bound by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.                                     Issuance of Incremental Indebtedness Notes.  On the date hereof, Company will issue to the Purchasers the Incremental Indebtedness Notes at the purchase price set forth on Supplemental Schedule 1.2A, which shall supplement the existing Schedule 1.2A to the Second Lien Purchase Agreement, with the original issue discount as described below.  Company will promptly pay or cause to be paid the Principal Amount of, premium, if any, and interest on the Incremental Indebtedness Notes on the dates and in the manner provided in the Incremental Indebtedness Notes, and in accordance with the terms of the Second Lien Purchase Agreement and the Intercreditor Agreement.  For the avoidance of doubt, the Note Parties’ obligations under the Second Lien Purchase Agreement and the other Note Documents incurred, created or arising prior to the date hereof (including, without limitation, Company’s obligations under the Notes issued prior to the date hereof, Parent’s and Guarantors’ guaranty obligations with respect thereto and the Second Priority Liens with respect thereto) shall continue in full force and effect, shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

2.                                     Sale and Purchase of the Incremental Indebtedness Notes; Issuance of Warrants.

(a)                                In reliance upon the Purchasers’ several representations made in Section 1.4 of the Second Lien Purchase Agreement that are hereby being made in this Agreement with respect to the Incremental Indebtedness Notes as of the Effective Date and subject to the terms and conditions set forth in this Agreement and the other Note Documents, Company hereby agrees to sell to the Purchasers the Incremental Indebtedness Notes.  In reliance upon the representations and warranties of Company contained in this Agreement and the other Note Documents, and subject to the terms and conditions set forth herein and therein, the Purchasers hereby agree, severally and not jointly, to purchase the Incremental Indebtedness Notes from Company as described in Section 2(b).  Having considered all facts relevant to a determination of the value of the Incremental Indebtedness Notes being acquired by the Purchasers on the Effective Date, Company and the Purchasers have concluded and do hereby agree that, within the meaning of Section 1273 of the Code, the issue price for each Incremental Indebtedness Note is as set forth in Supplemental Schedule 1.2A.  The parties hereto recognize that this Agreement creates original issue discount as set forth in Supplemental Schedule 1.2A to be taken into account by each Purchaser and Company for United States federal income tax purposes on the respective Incremental Indebtedness Notes, and they agree to adhere to this Agreement for such purposes and not to take any action inconsistent herewith.  The inclusion of the foregoing provisions is not an admission by any Purchaser that it is subject to United States taxation.

(b)                               The sale and purchase of the Incremental Indebtedness Notes will take place on the Effective Date at the offices of O’Melveny & Myers LLP at Seven Times Square, New York, NY 10036.  On the Effective Date, Company will, subject to the terms and conditions set forth in this Agreement, deliver to each Purchaser the Stated Value of the Incremental Indebtedness Notes set forth with respect to such Purchaser on Supplemental Schedule 1.2A against payment of the purchase price therefor as set forth under the heading “Total Issue Price” on Supplemental Schedule 1.2A by intra-bank or federal funds wire transfer of same day funds to Company.

(c)                                On the Effective Date, Parent shall, subject to the terms and conditions set forth in this Agreement and the other Note Documents, issue to each Purchaser (or, at the direction of any Purchaser, to any assignee of such Purchaser’s rights under this Section 2(c)) a Warrant exercisable for the number of the Warrant Shares set forth with respect to such

Purchaser on Supplemental Schedule 1.2A, and the Purchasers shall acquire the Warrants in reliance upon the representations and warranties of Company, Parent and the Guarantors contained in this Agreement and the other Note Documents, and subject to the terms and conditions set forth herein and therein.  As used herein, “Warrants” means warrants in substantially the form of Exhibit A to the Warrant Agreement (as defined below) to acquire an aggregate number of seven million five hundred thousand (7,500,000) shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.01 per Warrant Share.

3.                                     Second Lien Purchase Agreement Governs.  Except as set forth in this Agreement, the Incremental Indebtedness Notes are issued pursuant to the Second Lien Purchase Agreement and shall otherwise be subject to the provisions of the Second Lien Purchase Agreement and the other Note Documents (including, without limitation, that each Incremental Indebtedness Note (i) shall constitute a “Note” under the Second Lien Purchase Agreement, (ii) will at all times be secured pursuant to the Collateral Documents and guarantied by the Guarantors in accordance with the terms of the Second Lien Purchase Agreement, (iii) shall have interest payable at a rate and on terms set forth in such Incremental Indebtedness Note and the Second Lien Purchase Agreement, (iv) shall have the same maturity date as the other Notes under the Second Lien Purchase Agreement, and (v) shall be subject to optional redemption, mandatory redemption and an obligation to make a repurchase offer upon the occurrence of a Change of Control, in each case as further set forth in the Second Lien Purchase Agreement and such Incremental Indebtedness Note).  This Agreement shall supplement and modify the Second Lien Purchase Agreement as provided herein and shall constitute a “Note Document” under the Second Lien Purchase Agreement.  Accordingly, it shall have been and shall be an Event of Default under the Second Lien Purchase Agreement if any representation or warranty made by Company, Parent or any Guarantor under or in connection with this Agreement or the Second Lien Purchase Agreement or any other Note Documents shall have been false, incorrect, breached or misleading in any material respect when made or furnished.  With respect to the issuance of the Incremental Indebtedness Notes, the reference to the Closing in the definition of “Principal Amount” contained in the Second Lien Purchase Agreement shall refer to the Effective Date. Each Warrant shall constitute a “Warrant” under the Second Lien Purchase Agreement, the Warrant Agreement shall constitute a “Warrant Agreement” under the Second Lien Purchase Agreement, and the Warrant Shares shall constitute “Warrant Shares” under the Second Lien Purchase Agreement.

4.                                     Conditions to Effectiveness.  Sections 1, 2 and 3 of this Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(a)                                On or before the Effective Date, Company, Parent and Guarantors shall deliver to the Purchasers the following, each, unless otherwise noted, dated the Effective Date:

i.                                          copies of all amendments to the Organizational Documents of such Person executed on or after October 9, 2008, in each case, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Effective Date;

ii.                                       resolutions of its board of directors, manager or sole member, as the case may be, approving and authorizing the execution, delivery, and performance of this Agreement, the Warrants, the Warrant Agreement (as defined below), and the Registration Rights Agreement Acknowledgment (as defined below) and approving and authorizing the execution, delivery and payment of the Incremental Indebtedness Notes, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

iii.                                    signature and incumbency certificates of its officers executing this Agreement, the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement (as defined below) and the Registration Rights Agreement Acknowledgment (as defined below); and

iv.                                   executed copies of this Agreement, the Incremental Indebtedness Notes, the Warrants, the warrant agreement substantially in the form of an Additional Warrant Agreement except with respect to the issuance date, the warrant holder and the Warrant Shares to be issued thereunder (the “Warrant Agreement”), and Parent’s acknowledgment to the Registration Rights Agreement relating to the issuance of the Warrants and the Warrant Shares (the “Registration Rights Agreement Acknowledgment”).

(b)                               The Purchasers and the Collateral Agent shall have received a favorable written opinion of Weil, Gotshal & Manges LLP, counsel for Company, Parent and Guarantors, in the form attached as Exhibit A hereto, dated as of the Effective Date, with respect to the enforceability of the Incremental Indebtedness Notes and the other Notes, Warrants, Warrant Agreement, this Agreement, Modified Agreement (as hereinafter defined) and as to such other matters as the Purchasers and the Collateral Agent may reasonably request.

(c)                                On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by any Purchaser or its counsel shall be satisfactory in form and substance to such Purchaser and such counsel, and such Purchaser and such counsel shall have received all such counterpart originals or certified copies of such documents as such Purchaser may reasonably request.

(d)                               After giving effect to the transactions contemplated by this Agreement, (i) no Default or Event of Default (each as defined under the Note Documents) shall have occurred and be continuing under the Note Documents or result from this Agreement becoming effective in accordance with its terms, (ii) no Default or Event of Default (each as defined under the First Lien Documents) shall have occurred and be continuing under the First Lien Documents or result from this Agreement becoming effective in accordance with its terms, and (iii) no Default or Event of Default (each as defined under the Exchange Note Documents) shall have occurred and be continuing under the Exchange Note Documents or result from this Agreement becoming effective in accordance with its terms, and Company shall have delivered an officer’s certificate to such effect.

(e)                                The Purchasers shall have received a Solvency Certificate from Company and Parent dated as of the Effective Date and addressed to the Purchasers and the Collateral Agent, and in form, scope and substance satisfactory to the Purchasers, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by this Agreement, Company and Parent, each individually, and Parent and its Subsidiaries, taken as a whole on a consolidated basis, are, and will be Solvent.

(f)                                  The Purchasers and the Collateral Agent shall have received a copy of an opinion rendered to the Board of Directors of Parent from Canaccord Adams Inc., stating that the economic terms of the Incremental Indebtedness Notes, pursuant to the terms of this Agreement, are fair to Parent from a financial point of view.

(g)                               The Purchasers and the Collateral Agent shall have received a copy of an opinion from Valuation Research Company rendered to the Finance Committee of the Board of Directors of Parent, in form, scope and substance satisfactory to the Purchasers and the Collateral Agent, with appropriate attachments, demonstrating that after giving effect to the consummation of the transactions contemplated under this Agreement, Company and Parent, each individually, and Parent and its Subsidiaries, taken as a whole on a consolidated basis, are, and will be Solvent.

(h)                               Without limiting any obligation of Company to reimburse the expenses pursuant to the terms of the Note Documents, Company hereby agrees that on or before the Effective Date, Company shall reimburse each Purchaser for any and all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by such Purchaser in connection with this Agreement and the matters related hereto.

5.                                     Company’s Representations and Warranties.  In order to induce the Purchasers to enter into this Agreement, each of Company and Parent represents and warrants to each Purchaser that the following statements are true, correct and complete:

(a)                                Corporate Power and Authority.  Company has all requisite corporate power and authority to enter into this Agreement and to issue and deliver the Incremental Indebtedness Notes, Parent has all requisite corporate power and authority to enter into this Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment, and each of Company and Parent has requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Second Lien Purchase Agreement as modified by this Agreement (the “Modified Agreement”), the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment.

(b)                               Authorization of Agreements.  The execution and delivery of this Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment, and the performance of this Agreement, the Modified Agreement, the

Warrants, the Warrant Agreement and the Registration Rights Agreement, as modified by the Registration Rights Agreement Acknowledgment, and the issuance, delivery and payment of the Incremental Indebtedness Notes have been duly authorized by all necessary corporate action on the part of Company, Parent and any Guarantors, as the case may be.

(c)                                No Conflict.  The execution and delivery by Company and Parent of this Agreement, the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment, and the performance of this Agreement, the Modified Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement, as modified by the Registration Rights Agreement Acknowledgment, and the issuance, delivery and payment of the Incremental Indebtedness Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company, Parent or any Guarantor, or violate any Organizational Documents of Company, Parent or any Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (except pursuant to the Note Documents), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date hereof, or (v) give rise (except pursuant to the Note Documents) to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the Organizational Documents of any Note Party or any Material Contract to which any Note Party is a party or by which any Note Party is bound.

(d)                               Governmental Consents.  The execution and delivery by Company and Parent of this Agreement, the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment, and the performance by Company and Parent of this Agreement, the Modified Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement, as modified by the Registration Rights Agreement Acknowledgment, and the issuance, delivery and payment of the Incremental Indebtedness Notes do not and will not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date hereof.

(e)                                Binding Obligation.  This Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment have been duly executed and delivered by Company, Parent and the Guarantors and this Agreement, the Modified Agreement, the Warrants, the Warrant Agreement and the Registration Rights Agreement Acknowledgment are the legally valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.  The Incremental Indebtedness Notes have been duly authorized by Company and when executed and authenticated, will be entitled to the benefits of this Agreement and the Modified Agreement and will constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

(f)                                  Incorporation of Representations and Warranties From Second Lien Purchase Agreement.  The representations and warranties contained in Article IV of the Second Lien Purchase Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; provided that Schedules 4.3, 4.8, 4.13, 4.14, 4.18, 4.21 and 4.26 attached hereto and the representations and warranties relating to Schedules 4.3, 4.8, 4.13, 4.14, 4.18, 4.21 and 4.26  delivered in connection with the Second Lien Purchase Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date.

(g)                               Absence of Default.  Immediately prior to, or after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from this Agreement becoming effective in accordance with its terms.

(h)                               Secured Working Capital Line.  No Secured Working Capital Line exists.

(i)                                   Performance of Agreements.  Company, Parent and each Guarantor has performed in all material respects all agreements and satisfied all conditions which the Second Lien Purchase Agreement provides shall be performed or satisfied by it on or before the date hereof.

(j)                                   Investment Company Act.  Neither the Company nor any of its Subsidiaries is or, immediately after receipt of payment for the Incremental Indebtedness Notes and the consummation of the transactions contemplated under this Agreement, the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement, and the Registration Rights Agreement Acknowledgment, will be an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

(k)                                Consummated Asset Sales.  The FCC Licenses set forth on Schedule 5(k) hereto have been sold by the Company or its applicable Subsidiary since October 9, 2008 and all of the Net Proceeds thereof have been deposited in the Asset Sale Proceeds Account and applied to satisfy, in part, the First Lien Obligations in accordance with the terms of the First Lien Documents.

(l)                                   Pending Asset Sales.  Since October 9, 2008, the Company or its applicable Subsidiary has entered into definitive and binding agreements to sell the FCC Licenses set forth on Schedule 5(l) hereto, and the consummation of such sales is subject solely to the satisfaction of the closing conditions set forth in the applicable definitive and binding agreements.

6.                                    Acknowledgment and Consent.  Each guarantor (or grantor) listed on the signatures pages hereof (each, a “Guarantor” and collectively, the “Guarantors”) hereby (a) acknowledges and agrees that any of the Guaranties and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement and (b) acknowledges that it has read this Agreement and consents to the terms hereof, and hereby confirms and agrees that, from and after the Effective Date, “Secured Obligations” and “Guarantied Obligations,” as applicable, under each Credit Support Document to which it is a party or otherwise bound shall include Company’s and Parent’s obligations, as applicable, under the Incremental Indebtedness Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement Acknowledgment and this Agreement.  Each Guarantor represents and warrants that all representations and warranties contained in the Modified Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

7.                                    Miscellaneous.

(a)                                Reference to and Effect on the Second Lien Purchase Agreement and the Other Note Documents.

i.                  Except as otherwise expressly provided herein, each of Company, Parent and the Guarantors hereby agree that (i) the Second Lien Purchase Agreement and the other Note Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Effective Date (A) all references in the Second Lien Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Second Lien Purchase Agreement shall mean the Second Lien Purchase Agreement as modified by this Agreement and (B) all references in the other Note Documents to the “Second Lien Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Second Lien Purchase Agreement shall mean the Second Lien Purchase Agreement as modified by this Agreement, (ii) to the extent that the Second Lien Purchase Agreement or any other Note Document purports to pledge to Collateral Agent, or to grant to Collateral Agent a security interest in or lien on, any collateral as security for the obligations under the Second Lien Purchase Agreement, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment or modification of any right, power or remedy of Collateral Agent or the Holders under the Second Lien Purchase Agreement or any other Note Document, nor constitute an amendment or modification of any provision of the Second Lien Purchase Agreement or any other Note Document.

ii.                                       The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Purchaser or any other Holder under, the Second Lien Purchase Agreement or any of the other Note Documents.

(b)                               Fees and Expenses.  Each of Company and Parent acknowledges that all costs, fees and expenses as described in Section 1.5 of the Second Lien Purchase Agreement incurred by each Purchaser and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of Company and Parent.

(c)                                Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d)                               Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e)                                Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement (other than the provisions of Sections 1, 2 and 3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Company, Parent, each Purchaser and each of the Guarantors and receipt by Company and the Purchasers of written or telephonic notification of such execution and authorization of delivery thereof.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

8.                                    Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND EACH OF THE GUARANTORS, EACH FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)                                  ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)                              WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)                          AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY OR ANY GUARANTOR, AT ITS

ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE SECOND LIEN PURCHASE AGREEMENT;

(IV)                          AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY AND THE GUARANTORS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)                              AGREES THAT EACH PURCHASER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)                          AGREES THAT THE PROVISIONS OF THIS SECTION 8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.                                    Waiver of Jury Trial.

COMPANY, THE GUARANTORS AND THE PURCHASERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Company, the Guarantors and the Purchasers each acknowledge that this waiver is a material inducement for Company, the Guarantors and the Purchasers to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings.  Company, the Guarantors and the Purchasers further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.                               Recordation of the Incremental Indebtedness Notes.  Upon execution and delivery hereof, Company will record each Incremental Indebtedness Note in the Register.

11.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.                               Entire Agreement.  This Agreement, the Second Lien Purchase Agreement and  the other Note Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13.                               Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

14.                               Direction to Collateral Agent.  The Purchasers, constituting the Required Holders under the Second Lien Purchase Agreement, hereby instruct the Collateral Agent to acknowledge that (i) it has read this Agreement, (ii) this Agreement constitutes a “Note Document” under the Second Lien Purchase Agreement and (iii) the Collateral Agent will continue to act on behalf of all Holders (including the Purchasers under this Agreement) under the Collateral Agency Agreement and the other Note Documents in accordance with the terms thereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

PURCHASER:

AVENUE AIV US, L.P.
By: Avenue AIV US Genpar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: President and Managing Partner

COMPANY:

NEXTWAVE WIRELESS LLC

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Secretary

PARENT and GUARANTOR:

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Executive Vice President and Secretary

GUARANTORS:

NEXTWAVE BROADBAND INC.

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Secretary

NW SPECTRUM CO.

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Secretary

AWS WIRELESS INC.

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Secretary

WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Frank A Cassou
Name: Frank A. Cassou
Title: Secretary

Acknowledged by (pursuant to Section 14 above):

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:	/s/ Melinda Valentine
Name: Melinda Valentine
Title: Vice President

Supplemental Schedule 1.2A

Purchasers and Issue Price

Notes issued on July 2, 2009 (evidencing Incremental Indebtedness)

Purchasers	Principal Amount of Notes Purchased	Warrant Shares	Total Issue Price	Note Price	Warrant Price
Avenue AIV US, L.P.	$15,000,000.00	7,500,000	$14,250,000.00	$10,500,000	$3,750,000
Total	$15,000,000.00	7,500,000	$14,250,000.00	$10,500,000	$3,750,000